EXHIBIT 1.28

Notice to U.S. Investors

The proposed transaction relates to the securities of CaixaBank, S.A. and Bankia, S.A., both companies incorporated in Spain. Information distributed in connection with the proposed transaction and the related shareholder vote is subject to Spanish disclosure requirements that are different from those of the United States. Financial statements and financial information included herein are prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed transaction, since the companies are located in Spain and some or all of their officers and directors are residents of Spain. You may not be able to sue the companies or their officers or directors in a Spanish court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares otherwise than under the proposed transaction, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed transaction.

The ordinary shares of CaixaBank, S.A. have not been and are not intended to be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States of America except pursuant to an applicable exemption from the registration requirements of such Act.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

FREQUENTLY ASKED QUESTIONS

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

GENERAL INFORMATION: CALL, MEETING LOCATION AND ATTENDANCE

1.	On what date and at what time is the next Extraordinary General Meeting of Shareholders to be held?

The General Meeting will be held on 1 December 2020 at 12:00 a.m., on first call, or the following day, 2 December 2020, at the same time. The Meeting is most likely to be held on first call.

2.	Where will the General Meeting be held?

The General Meeting will be held in Valencia (Spain), at the Palacio de Congresos (Conference Centre, at Avenida de las Cortes Valencianas number 60).

A map to the meeting site is available on the (www.bankia.com) website, in the "General Meeting of Shareholders" section.

3.	How does one reach the meeting site?

The Valencia Conference Centre is located on the main access route into the city from the northwest, on Avenida de las Cortes Valencianas, number 60. A map to the meeting site is available on the www.bankia.com website, in the "General Meeting of Shareholders" section.

The Conference Centre is very well connected to the city centre. Public transport may be used to reach it as follows:

-	Metro: Line 1, Beniferri station.

-	Bus: Lines 62 and 63.

-	Tram: Palacio de Congresos stop.

-	Taxi: Taxi rank at the entrance to the Conference Centre.

4.	When may one enter the General Meeting site?

Admission to the site will begin at 11:00 a.m. on the day it is held, that is, one hour before commencement of the General Meeting.

5.	What is the deadline for personal attendance?

Attendance, Proxy and Remote Voting Cards will not be accepted from persons appearing before the staff responsible for registering the arrival of shareholders at the site after the time established for commencement of the General Meeting.

6.	Can attendees arriving after the General Meeting begins enter?

Shareholders or, if applicable, proxies thereof arriving late at the General Meeting site, after acceptance of Attendance, Proxy and Remote Voting Cards has concluded, may attend the meeting but will not be included in the list of those in attendance, and therefore cannot exercise their right to vote or to speak.

7.	What media are used to call the General Meeting?

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

The call is by public notice in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil, or "BORME"), on the Bankia website (www.bankia.com) and on the website of the National Securities Market Commission (Comisión Nacional del Mercado de Valores, or "CNMV") at least one month before the date it is to be held. In this case the call was published on 27 October 2020

In addition, Bankia gives notice of the call of the Meeting in writing sent by the Chairman to the shareholders, including the corresponding Attendance, Proxy and Remote Voting Card, which includes the Agenda for the Meeting.

All information and documentation regarding the General Meeting also is available on Bankia's website (www.bankia.com).

8.	In the case of individuals, what documentation is required to attend the General Meeting?

Any individual shareholder or person validly representing that shareholder wishing to attend and exercise voting rights at the General Meeting must do so by using the Attendance, Proxy and Remote Voting Card, which must show the number of shares of Bankia owned by the shareholder. The right to attend the General Meeting will correspond to any person holding or representing at least 500 shares of Bankia S.A. The Attendance, Proxy and Remote Voting Card must be signed by the shareholder attending, in person or by proxy, in the space provided for that purpose.

Also required for entry into the General Meeting site will be the national identity document (DNI) (or any other official document generally accepted for these purposes) to evidence the identity of those attending.

9.	In the case of legal persons, what documentation is required to attend the General Meeting?

As in the case of individual shareholders, to attend and vote shareholders who are legal persons will be required to present the Attendance, Proxy and Remote Voting Card, showing the number of Bankia shares owned by the shareholder. The right to attend the General Meeting will correspond to any person holding or representing at least 500 shares of Bankia S.A. The Attendance, Proxy and Remote Voting Card must be signed by the representative of the shareholding legal person attending, in the space provided for that purpose.

In addition, the representative of the legal person must present a document appropriately showing that representative's authority to act for and on behalf thereof (e.g., power of attorney). To enter the General Meeting site the representative will be requested to present his/her national identity document (DNI) (or any other document generally accepted for these purposes) to demonstrate the representative's identity.

10.	How can I obtain the necessary information provided to shareholders attending and participating in the next General Meeting?

From the date of publication of the notice of the call, Bankia through its website (www.bankia.com) has provided the texts of all resolutions proposed by the Board of Directors related to the points on the Agenda, together with the corresponding reports of the directors in the cases when required or otherwise considered to be appropriate, as well as all documentation that is legally required to be published.

Without prejudice to what is required by law, Bankia on its website will include such information as it deems to be appropriate to facilitate attendance and participation of shareholders, including:

a.	The call of the General Meeting until it is held.

b.	The complete texts of the proposed resolutions.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020
c.	Information on the place the Meeting is to be held, if applicable describing the manner of accessing the meeting room.

d.	A description of the mechanisms for granting proxies and remote voting or telematic attendance at the General Meeting that may be used.

In order to help shareholders exercise their rights, persons with disabilities and elderly persons, and any other shareholder who may require assistance, may contact the General Shareholders Meeting Service Office in person (Calle Pintor Sorolla nº 8, 46002, Valencia or Paseo de la Castellana nº 189, 28046 Madrid, open Monday to Friday from 9:00 a.m. to 14:00 p.m.) or by telephone (+34 91 787 75 75 or +34 91 602 46 75, Monday to Friday from 8:00 a.m. to 22:00 p.m.).

The Bankia portal has also been programmed using the most advanced techniques and based on the latest accessibility guidelines to ensure it is accessible to all types of users.

11.	What is the attendance quorum necessary for validly holding the Meeting and approving points on the Agenda?

The quorums necessary for validly holding the General Meeting are set by the Corporations Act, the Company’s Bylaws and the General Meeting Regulations. The General Meeting will be validly constituted on first call with the attendance, in person or by proxy, of shareholders owning at least 25% of subscribed share capital with voting rights.

On second call, the General Meeting will be constituted regardless of the capital in attendance.

In order for the General Meeting to resolve to issue debentures, increase or reduce capital, carry out a transformation, merger, spin-off, transfer en bloc of assets and liabilities or transfer the registered office to a foreign country, suppress or limit pre-emptive subscription rights of new shares or, in general, make any amendment to the Bylaws, a qualified quorum will be required, on first call requiring the attendance of shareholders, in person or by proxy, holding at least 50% of subscribed capital with voting rights. On second call the attendance of 25% of share capital with voting rights will be sufficient.

Thus, for this Extraordinary General Meeting, based on the contemplated Agenda (which includes in point 1 a proposed resolution regarding the merger of the Company), on first call the attendance of shareholders, in person or by proxy, holding at least 50% of subscribed capital with voting rights will be required. On second call attendance of 25% of share capital with voting rights will be sufficient.

12.	Can someone else attend the General Meeting in my name? Does that person have to be a shareholder?

Shareholders entitled to attend may grant proxies to any individual or legal person, even if not a shareholder. Individual shareholders who are not in full exercise of their civil rights (minors, those who are legally incompetent, etc.) and shareholders that are legal persons may be represented by those exercising legal representation thereof, duly accredited. No more than one representative of a shareholder may be present at the General Meeting.

At the entry to the General Meeting site, the assigned personnel will ask for the Attendance, Proxy and Remote Voting Card, duly signed by the represented shareholder, or proof of electronic proxy, as well as his/her national identity document (DNI), or any other official document generally accepted for these purposes to demonstrate identity.

13.	What is required to attend the General Meeting telematically?

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

In order to accredit their identity, shareholders who wish to attend the General Meeting telematically must identify themselves by means of an electronic National Identity Document (DNIe) or a recognised or advanced electronic signature, based on a recognised and valid electronic certificate issued by the Fábrica Nacional de Moneda y Timbre.

SHAREHOLDER RIGHTS

14.	Who is entitled to attend the General Meeting? (Attendance)

Pursuant to the provisions of article 24 of the Bylaws and article 9 of the General Meeting Regulations, persons that own or represent at least 500 shares registered in their name, or if appropriate, registered in the name of the represented party, in the corresponding records five days in advance of the date a General Meeting is to be held, will be entitled to attend the Meeting in person.

To attend the General Meeting, shareholders must prove their status as shareholders through the appropriate Attendance, Proxy and Remote Voting Card. For this purpose, they may use the Attendance, Proxy and Remote Voting Card sent by Bankia to their address.

Shareholders in default on the payment of pending contributions will not be entitled to vote but will be entitled to attend the General Meetings of Bankia, provided that they own or represent at least 500 shares. The amount of their shares will be deducted from share capital for the purpose of computing the quorum.

15.	How can I learn of the resolutions proposed by the Board of Directors related to the points on the Agenda?

From the date of publication of the notice of call, the shareholders may examine the literal texts of the proposed resolutions on the Agenda already approved by the Board of Directors, as well as the reports, if required, related to the points on the Agenda, at the General Meeting Service Offices. They also may request that those Offices send them copies thereof, immediately and without charge. The same documentation may be examined and obtained through the Bankia website (www.bankia.com).

In addition to the documentation identified above, in accordance with the provisions of article 518 of the Corporations Act, on an uninterrupted basis from the time of the call until the actual holding of the General Meeting (i) the notice of call, (ii) the total number of shares and voting rights on the date of the call, (iii) the documents that are to be presented to the Extraordinary General Meeting and, in particular, the reports of the Directors, statutory auditors and independent experts, if any, (iv) the complete texts of the proposed resolutions, and (v) the model of the Attendance, Proxy and Remote Voting Card will be available on the Bankia website. To the extent they have been received, proposed resolutions presented by shareholders also will be included.

16.	How can shareholders request information or clarifications regarding the matters on the Agenda of the General Meeting? Is there a deadline for doing so?

In accordance with the provisions of articles 197 and 520 of the and article 7 of Bankia's General Meeting Regulations, from the day of publication of the call of the General Meeting until and including the fifth day prior to the day it is set to be held, the shareholders may request such information or clarifications as they may deem to be necessary, or pose written questions they deem to be pertinent to the matters on the Agenda. Furthermore, within the same term and in the same manner, the shareholders may request information or clarifications or pose questions in writing regarding information accessible to the public that has been provided by Bankia to the National Securities Market Commission since the holding of the most recent General Meeting, and about the auditor’s report.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

All of the foregoing is without prejudice to the provisions of articles 197 and 520 of the Corporations Act, and the provisions of the General Meeting Regulations. All of these information requests may be made by delivery of the request to the registered office or by sending it to Bankia by mail or electronic or remote means of communication, on the terms contemplated in the notice of the call and on the Bankia website (www.bankia.com).

Valid requests for information or clarification or questions made in writing, and the directors’ answers provided in writing, shall be included on the Company’s website.

Likewise during the holding of the General Meeting, the shareholders may orally request the information or clarifications they deem fit with regard to the points on the Agenda, with regard to any information accessible to the public that may have been provided by the Company to the National Securities Market Commission since the last General Meeting was held and with regard to the auditors’ report; and, if the shareholders’ request cannot be satisfied at that time, the Board of Directors will be obliged to provide that information in writing within seven days after the General Meeting has ended.

When, prior to preparing a specific question, the information requested is clearly, expressly and directly available to all shareholders on the Company’s website in an FAQ format, the directors may limit their response by referring to the information provided in this way.

In any event, the Board of Directors is required to provide the information requested except in those cases in which, (i) the information is not required to uphold shareholders’ rights, or there are objective reasons to believe that it could be used for purposes not related to the Company or that its publication may damage the Company or its related companies; (ii) the request does not refer to items on the Agenda or to information accessible to the public provided by the Company to the National Securities Market Commission since the holding of the most recent General Meeting or to the auditor's report; (iii) for any reason the information may be considered abusive or contrary to the principle of equal treatment of all shareholders; or (iv) for other reasons established by law or in the Bylaws. Information cannot be refused if the request is by shareholders representing at least 25% of the share capital.

17.	Can a shareholder, prior to the holding of the General Meeting, request the inclusion of one or more points on the Agenda?

As this is an extraordinary General Meeting, and in accordance with the provisions of article 519 of the Corporations Act, shareholders may not request the inclusion of items on the Agenda of the meeting.

18.	Can a shareholder, prior to the holding of the General Meeting, present supported proposed resolutions on matters already included on or that should be included on the Agenda?

Shareholders representing at least 3% of share capital may, within the 5 days following publication of the call, present supported proposed resolutions regarding matters already included or that should be included on the Agenda for the meeting called.

Exercise of this right must be by certifiable notice to be sent by the shareholder to the registered office of the Company (Calle Pintor Sorolla no. 8, 46002 Valencia) to the attention of the Secretary of the Board of Directors, and which must be received at said address within 5 days following publication of the call.

The Company must ensure that these proposed resolutions and the attached documentation, if any, are circulated among the other shareholders, on the legally stipulated terms.

19.	Who can propose a resolution during the Annual Meeting?

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

All shareholders (or their proxies) attending the General Meeting may, during the presentations, propose resolutions on any point submitted to vote under the Agenda, when dealing with proposals that, by law, need not be made available to the shareholders at the time of the call and those matters in respect of which the General Meeting may deliberate without their being included in the Agenda.

ATTENDANCE, PROXY AND REMOTE VOTING CARD

20.	How can I obtain the Attendance, Proxy and Remote Voting Card?

If the Attendance, Proxy and Remote Voting Card has not been received before the holding of the General Meeting, a duplicate thereof may be requested from any of the following:

- Any Bankia branch.

- At the General Meeting site, before it begins.

21.	At the office can I request duplicates of the Attendance, Proxy and Remote Voting Cards of relatives who are shareholders?

No, a duplicate of the Attendance, Proxy and Remote Voting Card can only be requested by the holder of the shares, identified by way of his/her national identity document (DNI) or equivalent official document.

22.	How can I request a change in the personal data appearing on the Attendance, Proxy and Remote Voting Card?

If the personal data appearing on the Attendance, Proxy and Remote Voting Card is not correct, you may request correction by so advising any Bankia branch or the General Meeting Service Office.

23.	What happens if the number of shares appearing on the Attendance, Proxy and Remote Voting Card is not the number of shares held?

The Attendance, Proxy and Remote Voting Cards are issued based on the information appearing in the registries at the date they are issued. Shares bought or sold near the date of issue of the Attendance, Proxy and Remote Voting Cards may not be recognised therein. Nonetheless, a shareholder will have the voting rights corresponding to the shares held 5 days prior to the day the General Meeting is to be held, provided that they are registered in the corresponding accounting registries, and are held until the General Meeting takes place.

24.	What does the Attendance, Proxy and Remote Voting Card mean when it refers to "Proposals on points not contemplated on the Agenda"?

This refers to those matters in respect of which the General Meeting can deliberate without their being included on the Agenda, because so permitted by law.

25.	If the shares have multiple holders, who can exercise voting rights or grant electronic proxies?

Co-holders of share deposits are entitled to vote, grant proxies and attend, and the rules on priorities as among proxies, remote voting and personal attendance will be applicable among them. For the purposes of article 126 of the Corporations Act and article 7 of Bankia’s Bylaws, it is presumed that a co-holder performing an action at any given moment (granting a proxy, casting a vote or attending in person) has been designated by the other co-owners to exercise the shareholder rights. If you wish to have further information you should contact the General Shareholders Meeting Service Office Line (+34 91 787 75 75 or +34 91 602 43 75).

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020
26.	If I hold multiple Attendance, Proxy and Remote Voting Cards, can I grant proxies to more than one person? Must I go through the entire process of granting a proxy or voting for each of the cards?

Even if you have more than one Attendance, Proxy and Remote Voting Card, you should grant a proxy to a single person.

Yes, it will be necessary to go through the process for each of the Attendance, Proxy and Remote Voting Cards.

27.	If multiple persons appear on an Attendance, Proxy and Remote Voting Card, how many can go to the General Meeting?

If the Attendance, Proxy and Remote Voting Card reflects multiple holders, only one of them may attend the Extraordinary General Meeting and vote therein. That person thus will be deemed to have been appointed by the other co-owners to exercise the shareholder rights.

VOTING

28.	How many votes does a shareholder (or the representatives thereof) attending the General Meeting have?

Those attending the General Meeting will be entitled to one vote for each share they hold or represent.

29.	What is the difference between an abstention and a blank vote?

An abstention is no vote. By contrast, when shareholders cast a blank vote, they exercise their voting rights, but do not do so either in favour of or against the proposed resolution.

Nonetheless, given the fact that in order to adopt any resolution it is necessary that there be a majority of votes in favour of that resolution, the practical effect of an abstention is the same as that of a blank vote.

REMOTE PROXIES AND VOTING

30.	How can I be represented at the General Meeting?

Shareholders not attending the Meeting may grant proxies in favour of any individual or legal person, whether or not a shareholder, to represent them. The proxy must be in writing or given electronically and granted specifically for each Meeting (unless the representative is the spouse, ascendant or descendent of the represented shareholder and is accredited as such, or if said representative has general power of attorney granted by public deed, with powers to manage all of the represented shareholder’s property in Spain, and presents said deed as evidence thereof).

When a proxy is granted in writing, the shareholder, having signed the "Proxy" section of the Attendance, Proxy Remote Voting Card, may send it by mail or deliver it to any Bankia branch, in accordance with the instructions appearing on the Bankia website and in the notice of the call.

When a proxy is granted electronically, the instructions appearing on the Bankia website and in the notice of the call must be followed.

31.	Can a proxy be granted or a vote cast remotely?

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

Yes. The following mechanisms are contemplated for remote proxies and voting before the holding of the General Meeting:

-	by delivery or mail, transmitting the signed Attendance, Proxy and Remote Voting Card to Bankia;

-	electronically by way of the General Meeting area of the Bankia website.

32.	Rules on priority of proxies, remote voting and attendance in person.

A)	Priority of proxies, remote voting and attendance in person.

Personal attendance, either physically or telematically, at the General Meeting by a shareholder that previously appointed a proxy or cast a vote remotely, whatever the method used to do so, will revoke the aforesaid proxy or vote.

Votes cast through whichever means will render ineffective any proxy granted electronically or in writing either previously (in which case the proxy is deemed to have been revoked) or subsequently (in which case the proxy is deemed not to have been granted).

B)	Priority based on means used for granting the proxy or for casting the vote.

Where shareholders grant proxies validly both by electronic means and using the Attendance, Proxy and Remote Voting Card printed on paper, the latter takes priority over the former regardless of their respective dates.

Also, votes cast validly by handwritten signature on the Attendance, Proxy and Remote Voting Card printed on paper render votes made by electronic means ineffective, whether cast earlier or later.

C)	Priority based on when the proxy is granted or the vote cast.

Without prejudice to the provisions of section B) above, which will take precedence over the provisions of this section C), if a shareholder grants multiple proxies, the most recent proxy granted takes priority. The same rule shall apply if a shareholder casts several votes, such that if a shareholder casts multiple and inconsistent votes, the vote cast most recently will have priority.

The following examples are offered by way of illustration:

a.	I have voted multiple times on paper and electronically and, ultimately, attend the General Meeting in person:

i.	Attendance cancels all votes cast and proxies granted.

b.	I have granted proxies and voted electronically and, also, have cast paper ballots:

i.	The paper ballot prevails over the electronic vote and over the proxy.

c.	I have voted multiple times electronically:

i.	The last vote prevails over the earlier ones.

d.	I have cast multiple paper ballots:

i.	The last vote prevails over the earlier ones.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020
e.	I have voted multiple times, once by way of a paper ballot and multiple times electronically, the last vote being electronic:

i.	The last paper ballot prevails.

33.	Is there a deadline for Bankia to receive remote proxies and votes prior to the General Meeting?

Shareholders may appoint proxies and vote by remote means of communication before the General Meeting is held, in accordance with the provisions of articles 25 and 31 of the Bylaws and articles 8, 8 bis and 20 of the General Meeting Regulations. The mechanisms for on-line voting and appointment of proxies prior to the Meeting will be available on the Bankia website (www.bankia.com) as from 27 October 2020, and will be closed at midnight of the day before the date scheduled for holding the General Meeting on first call.

34.	What is the effect of a vote cast remotely prior to the General Meeting?

Shareholders casting votes remotely will be considered to be in attendance for purposes of the quorum for the General Meeting.

Votes cast remotely may only be rendered null and void by subsequent express revocation made by the same means and within the same term as those relating to the votes cast, by attendance in person at the meeting of the shareholders who cast the vote, or due to the sale of the shares entitling the shareholders to vote, provided this is known by Bankia.

35.	Can I change a remote vote after it has been cast?

Votes may be cast remotely by two means: (I) through the Attendance, Proxy and Remote Voting Card, in which case, the vote may be modified by a subsequent vote cast within the established term by way of the Attendance, Proxy and Remote Voting Card (delivery or mail), or by attendance in person, either physically or telematically, at the Meeting of the shareholder who had previously cast a vote; and (ii) by an electronic vote, in which case, in addition to the options described above (attendance or subsequent voting using the Attendance, Proxy and Remote Voting Card), the vote may be changed after revocation of the previously-cast vote.

36.	Can proxies be revoked?

A proxy is always revocable. If the shareholder granting the proxy attends the General Meeting, either physically or telematically, the proxy granted will be revoked, regardless of the date on which it was granted. The proxy will also be invalidated if shareholders dispose of their shares prior to the date on which the General Meeting is held and Bankia is aware they have done so.

37.	What must I do to cast my vote or make my proxy appointment remotely by delivery or mail?

Shareholders may cast their votes or appoint proxies by completing the Attendance, Proxy and Remote Voting Card in paper format sent to their address, which they must duly sign and which must be delivered to any of the branches of the Bankia network or to the General Meeting Service Offices located at the following addresses:

i.	Bankia, S.A. – Oficina de Atención a la Junta General de Accionistas

C/ Pintor Sorolla 8, 46002 Valencia

ii.	Bankia, S.A. – Oficina de Atención a la Junta General de Accionistas

Paseo de la Castellana 189, 28046 Madrid

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

Also, shareholders may cast their votes or appoint proxies by completing the Attendance, Proxy and Remote Voting Card sent to their address, which they must duly sign and which, for this purpose, must be sent by mail or any other similar delivery system to the following address:

-	Bankia, S.A. – Dirección de Valores

C/ Gabriel García Márquez 1, Las Rozas, 28232 Madrid

Shareholders that are legal persons casting their vote or making a proxy appointment by mail must enclose a copy of the authorisation of the individual who signs the Attendance, Proxy and Remote Voting Card or provide evidence of the authorisation by any other legally valid means.

38.	If I have granted my proxy to another person, does my proxy also extend to proposals regarding matters not contemplated on the Agenda?

Yes, unless otherwise indicated by checking the box appearing for that purpose on the Attendance, Proxy and Remote Voting Card after the voting instructions. If checked, the proxy must refrain from voting thereon. If the proxy extends to such proposals, the proxy will vote as he/she considers to be in the best interests of the Company.

39.	Is it possible for a single proxy to represent more than one shareholder?

Yes, a given proxy may represent more than one shareholder, with no limit regarding the number of shareholders represented. A proxy representing multiple shareholders may cast conflicting votes based on the instructions given by each shareholder.

40.	Is it possible for a shareholder to delegate representation and voting to an investment services undertaking?

A shareholder may grant a proxy to an entity that provides investment services. In its capacity as a professional financial intermediary, it may exercise voting rights on behalf of its customer, whether an individual or legal person.

41.	If a shareholder grants a proxy for attendance to another person, must he/she give voting instructions to the proxy? What happens if he/she does not do so?

A shareholder granting a proxy may provide voting instructions. If instructions are not provided, the proxy will vote for or against the proposals as he/she deems appropriate. Also, proxies may extend expressly to any other matter not included on the Agenda that may be submitted to vote at the Extraordinary General Meeting. If the proxy does not include such points, the represented shareholder will be understood to have instructed the proxy to abstain from voting on those points.

42.	When is a shareholder's proxy for representation and voting deemed to have been granted to the Chairman of the Bankia Board of Directors?

Any proxy that does not name the individual or legal person to which the proxy is granted will be understood to have been granted to the Chairman of the Bankia Board of Directors.

43.	Is it possible for the person to whom a shareholder has delegated a vote in turn to delegate it to a third person?

No, the person to whom a shareholder has delegated a vote in no case may delegate that vote to another person.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020
44.	Who is to advise the proxy of the delegation made by a shareholder?

Shareholders granting proxies through a remote means of communication must notify the designated representatives of the proxies they have been granted. When a proxy is granted to the Chairman of the Board of Directors, any Director or the General Secretary of Bankia, notice will be understood to have been given by way of Bankia's receipt of said proxy.

45.	Who can exercise the proxy/vote of an under-age or incompetent shareholder?

The father, mother or, if applicable, guardian of the minor/incompetent person must grant a proxy or votes in person, by letter delivered personally or by post, or electronically by way of the corporate website. In any event legal representation of the minor/incompetent person must be demonstrated.

46.	May individuals that are not in full exercise of their civil rights be represented?

Yes, individual shareholders that are not in full exercise of their civil rights may be represented by those exercising their duly-evidenced legal representation.

47.	If I am not a customer of Bankia and wish to deliver my voting proxy or remote vote, where should I go?

The completed and signed Attendance, Proxy and Remote Voting Card may be delivered to any Bankia branch, to the General Shareholders Meeting Service Office or by post to the addresses indicated in question 37.

A branch search tool that will identify the contact branch nearest your address is available on the Bankia website.

In addition, you may vote or grant proxies electronically by following the instructions set forth on that website www.bankia.com and in questions 48 ff. below.

ELECTRONIC PROXIES AND VOTING PRIOR TO THE GENERAL MEETING

48.	How can I grant proxies and vote electronically prior to the holding of the Meeting?

In addition to the resources traditionally used to grant proxies, Bankia, in accordance with the provisions of law and its Bylaws, has provided for shareholders wishing to do so prior to the holding of the Meeting to grant proxies for voting and, regarding points on the Agenda, to vote electronically.

On the Bankia website (www.bankia.com), in the area devoted to the 2020 Extraordinary General Shareholders Meeting / "Electronic Proxies and Voting", a computer application has been provided that allows electronic grant of proxies and voting.

49.	Where should I go to grant proxies and vote electronically, prior to the General Meeting?

On the Bankia website (www.bankia.com), in the area devoted to the 2020 Extraordinary General Meeting of Shareholders "Electronic Proxies and Voting", a specific tool has been provided to allow prior electronic proxies and voting.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

This remote electronic proxy and voting service will be available from 27 October 2020 and will be closed at midnight on the day prior to the date contemplated for holding the General Meeting on first call, that is, before midnight on 30 November 2020.

50.	Who can use this method to grant proxies or vote?

The shareholders of Bankia, S.A., whether or not Bankia customers.

51.	Is there any cost for electronic proxies and voting?

No, it is a service that is free of charge to shareholders.

52.	Can I use this method to grant a proxy to a person that is not a shareholder?

Shareholders entitled to attend may grant proxies to any individual or legal person, including non-shareholders, pursuant to the provisions of article 25 of the Bylaws and article 8 of the General Meeting Regulations, in compliance with the requirements and formalities required by law. Individual shareholders who are not in full exercise of their civil rights and shareholders that are legal persons may be represented by those exercising legal representation thereof, duly accredited. No more than one representative of a shareholder may be present at the General Meeting.

A proxy granted to one who by law cannot act as such will not be valid or effective.

53.	Must electronic proxies be accepted by the representative?

Yes. All electronic proxies (except those granted to the Chairman of the Board of Directors, to some Directors or to the Secretary of Bankia) must be presented and submitted, together with the identification document, by the designated representatives, to the staff responsible for registering the shareholders on the day and place of holding the General Meeting, within one hour prior to the time scheduled for the General Meeting to begin.

54.	What do I need in order to be able to grant proxies and vote electronically?

Individuals may grant proxies or vote directly through the Electronic Service operational on the Bankia website (www.bankia.com), by complying with the related instructions, detailing the proxies granted and the identity of the shareholders granting the proxies, including their electronic signatures based on an Electronic User Certificate issued by the Spanish Royal Mint or electronic national identity card ("DNIe").

55.	From when to when can I grant proxies or vote electronically prior to the General Meeting?

You may use this option from 27 October 2020. From the date of publication of the notice of call of the Extraordinary General Meeting all information related to this mechanism for granting proxies and voting is available to you at the Bankia website.

Proxies and votes cast by remote means of communication must be received by Bankia before midnight of the day prior to the day set for holding the General Meeting. Otherwise, the vote will be deemed not to have been cast.

Any shareholder who votes remotely will be considered present for quorum purposes.

56.	What happens if I have voted or granted a proxy electronically and ultimately attend the General Meeting?

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

Personal attendance, physical or telematic, at the General Meeting by a shareholder that previously appointed a proxy or cast a vote remotely, whatever the method used, will revoke the aforesaid proxy or vote.

57.	As between an electronic proxy, on the one hand, and a proxy granted by way of the printed Attendance, Proxy and Remote Voting Card, on the other hand, which prevails?

A proxy on a printed Attendance, Proxy and Remote Voting Card always prevails over an electronic proxy, regardless of their respective dates.

58.	Between a vote cast electronically prior to the holding of the Meeting, and a vote cast by way of delivery or mail, which prevails?

Votes cast validly and within the time limit established for that purpose, by handwritten signature on the printed Attendance, Proxy and Remote Voting Card, will always prevail, whether cast earlier or later than the electronic vote.

59.	Can I change a prior remote vote after it has been cast?

An electronic vote cannot be changed once it has been cast, except in the case of (i) attendance in person, physical or telematic, at the meeting of the shareholder that cast it; (ii) a subsequent vote being cast within the stipulated time limit, in which case the latter will prevail; (iii) electronic revocation of the previously-cast vote, in which case a new vote may be cast validly within the established term; or (iv) through the submission, within the established term, of the vote using the Attendance, Proxy and Remote Voting Card.

60.	What is a designated proxy other than a Director, the Chairman of the Board of Directors and/or the General Secretary of Bankia to which a proxy was granted electronically required to do?

All electronic proxies granted to persons other than the Chairman of the Board of Directors, to any Director or the General Secretary of Bankia must be printed and presented by the appointed proxy to the staff responsible for registering the shareholders on the day and in the place for the holding of the Meeting, from one hour prior to the time scheduled for the meeting to commence.

61.	Can I revoke a proxy granted electronically to another person?

A proxy granted electronically will be voided by:

-	a paper proxy, irrespective of the dates of either proxy;

-	an electronic vote, whether issued previously or subsequently;

-	a paper vote delivered in person or by post, whether issued previously or subsequently; or

-	physical or telematic attendance at the Meeting.

62.	What happens in the case of holding legal representation of an under-age or incompetent shareholder? In such cases how can proxies be granted and votes cast electronically?

In this case, it is the legal representative that must grant a proxy or vote electronically by way of the Bankia website.

63.	Can legal persons also vote and grant proxies in this manner?

Yes. Nonetheless, only a representative of the corresponding company demonstrating sufficient authority to vote in General Meetings may do so.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020
64.	Who should I contact if I have a technical problem preventing me from voting or granting a proxy electronically or attending telematically?

If when using the process for granting proxies or voting electronically or attending telematically you have any specific problem that prevents your doing so, we suggest you advise our General Shareholders Meeting Service Office (+34 91 787 75 75 or +34 91 602 46 75, Monday to Friday from 8:00 a.m. to 22:00 p.m.).

Bankia reserves the right to modify, suspend, cancel or restrict the mechanisms for voting and granting proxies electronically or telematically attending the General Meeting when required or forced to do so for technical or security reasons.

In any event, Bankia will not be liable for such damages as may be caused to users by failures, overloaded lines, dropped lines, connection failures or any other equivalent or similar occurrences, beyond the control of Bankia, that prevent use of electronic voting and proxy mechanisms prior to the Meeting.

65.	Once I have granted a proxy or voted, will I be given proof of my action?

Yes, once the proxy has been granted or the vote cast, you will be sent proof by e-mail. We recommend that you print and retain proof of the action taken and the sense thereof.

TELEMATIC ATTENDANCE AT THE GENERAL MEETING

66.	Can I attend the General Meeting telematically?

Given the exceptional context derived from the situation generated by the Covid-19 pandemic and in order to preserve the general interests and health of the people, the Board of Directors recommends that shareholders exercise their voting and delegation rights prior to the General Meeting by means of remote communication or attend the General Meeting by telematic means, under the terms set out in this notice, thus avoiding as far as possible physical attendance at the place where the General Meeting will be held.

To attend the General Meeting by remote connection and in real time you can use the Electronic Service that will be enabled in the "2020 Extraordinary General Meeting of Shareholders" area of the corporate website (www.bankia.com).

For further details, please refer to the Instructions for Telematic Attendance at the General Meeting of Shareholders approved by the Board of Directors, which are published on the Company's corporate website (www.bankia.com).

67.	From what time can I register to attend the 2020 Extraordinary General Shareholders' Meeting telematically?

Shareholders can register on the Telematic Attendance Platform set up for this purpose on the website (www.bankia.com) following the instructions set out therein, accrediting their identity between 8:00 a.m. on 20 November 2020 and 23:59 p.m. on 30 November 2020, by one of the following means: (i) the National Electronic Identity Document; or (ii) an electronic signature based on an Electronic User Certificate issued by the Fábrica Nacional de Moneda y Timbre - Real Casa de la Moneda (FNMT-RCM). No registration of attendees will be accepted outside this period. The Company reserves the right to ask shareholders for any additional means of identification it deems necessary to verify their status as shareholders and to guarantee the authenticity of the vote or delegation.

68.	What is required to attend the General Meeting of Shareholders telematically?

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

In order to accredit their identity, shareholders who wish to attend the General Meeting telematically must identify themselves by means of an electronic National Identity Document (DNIe) or a recognised or advanced electronic signature, based on a recognised and valid electronic certificate issued by the Fábrica Nacional de Moneda y Timbre.

69.	Can a person represent a shareholder telematically at the General Meeting?

In order for the representative to be able to attend the General Meeting telematically, he must accredit his delegation and identity to the Company by physically delivering or sending by post the Attendance, Delegation and Remote Voting Cards, as well as a copy of the National Identity Document, Foreigner's Identity Number or Passport of the representative (legal entities that are shareholders must also attach a copy of the powers of attorney of the natural person who signs the Card or accredit their powers of attorney by any other legally valid means), at the addresses and within the periods established in the "Delegation and remote voting" section above or by granting the delegation through the Electronic Service enabled on the Bankia website (www.bankia.com) following the instructions set out therein, under the terms and deadlines set out in the "Proxies and Remote Voting" section above.

Without prejudice to the aforesaid accreditation, the representatives must also register on the Telematic Attendance Platform set up for this purpose on the website (www.bankia.com) and be accredited as telematic attendees on the same terms as those provided for shareholders.

70.	How can I intervene in the telematic General Meeting of Shareholders?

Shareholders or their representatives who, in exercise of their rights, wish to intervene telematically at the Meeting and, if appropriate, request such information or clarification as they may deem necessary regarding the items on the Agenda, the information accessible to the public that the Company has provided to the National Securities Market Commission since the last General Meeting was held and the auditor's report, or make such proposals as are permitted by law, shall formulate their intervention or proposal in writing, sending an electronic communication with their intervention, with a maximum of 4.000 characters or by attaching their written intervention via the "Intervention" link on the Telematic Attendance Platform set up for this purpose on the website (www.bankia.com) from 8:00 a.m. on the day of the General Meeting until the Chairman of the Meeting opens the floor to speakers.

A telematic attendee who wishes his intervention to be recorded in the minutes of the Meeting must indicate this clearly and expressly in the text of the former.

The interventions of those attending by telematic means will be answered verbally during the General Shareholders' Meeting or in writing, within seven days of the meeting.

71.	How can I vote telematically?

Votes on the proposals relating to items on the Agenda may be cast via the "Voting" link on the Telematic Attendance Platform set up for this purpose on the website (www.bankia.com) from the start of the General Meeting at 12:00 a.m. until the end of the voting period for the proposed resolutions at the Meeting, which will be indicated in due course during the Meeting.

With regard to the proposed resolutions on those matters not included in the Agenda that have been presented in the legally admissible cases, those attending by telematic means may cast their votes through the "Voting" link of the Telematic Attendance Platform enabled for this purpose on the website (www.bankia.com) from the moment these proposals are read out during the General Meeting and until

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

the conclusion of the voting period for the proposed resolutions during the Meeting is declared, which will be indicated in due course during the Meeting.

HOLDING AND MONITORING THE GENERAL MEETING

72.	Who chairs the General Meeting?

The General Meeting will be chaired by the Chairman of the Bankia Board of Directors. The Chairman will be assisted by a Secretary, who will be the Secretary of the Bankia Board of Directors.

73.	What do I need to do if I wish to make a presentation to the General Meeting?

Once the General Meeting has been constituted, the shareholders (or their representatives) that wish to address it and, if applicable, request information or clarifications related to points on the Agenda, in regard to information accessible to the public that has been provided by Bankia to the National Securities Market Commission since the holding of the most recent General Meeting, and about the auditor’s report or propose resolutions, will identify themselves to the notary or, as directed, to the staff assisting the notary, with their Spanish national identity card (DNI) or equivalent identity document, indicating first and last names, number of shares owned and/or shareholders represented. If you intend to request that your presentation be reflected literally in the Minutes of the General Meeting, you must deliver it in writing to the Notary at that time.

In the case of telematic attendance at the General Meeting, the instructions in question 70 must be followed.

Once the General Meeting Officers have the list of those wishing to make presentations and the reports the Chair deems to be appropriate have been given, the presentation phase will commence, giving the floor to the shareholders that have so requested, the Chair directing and maintaining the debate within the limits of the Agenda.

74.	Will the General Meeting be rebroadcast?

It is contemplated that the General Meeting will be rebroadcast on the website (www.bankia.com).

75.	How are the Minutes of the General Meeting approved?

The Board of Directors has resolved to require the presence of a notary to prepare the minutes of the General Meeting. Notarial minutes, pursuant to the Corporations Act, are not to be submitted for approval, as they are considered to be the minutes of the General Meeting.

76.	How can I learn of the resolutions adopted at the General Meeting if I cannot attend?

Bankia will publicise on its website (www.bankia.com) in the "2020 Extraordinary General Meeting of Shareholders" section the information required by article 525 of the Corporations Act, in particular the quorum obtained for valid constitution of the General Meeting, the details of the votes and the content of the resolutions adopted thereby, all within the five days following the end of the General Meeting.

Furthermore, at the conclusion of the General Meeting, a notification of other relevant information will be submitted to the CNMV website with the full text of the resolutions approved at the General Meeting.

77.	Will any gifts be given at the Meeting?

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

No gifts will be delivered to those in attendance.

78.	Will any attendance fee be paid on the occasion of the Meeting?

No attendance fee will be paid.

79.	How will resolutions be adopted? What majorities will be required?

In general, the resolutions will be adopted by simple majority of the votes of shareholders present at the Meeting in person or by proxy, a resolution being understood to have been adopted when it obtains more favourable than unfavourable votes of the capital present in person or by proxy.

Nevertheless, adoption of resolutions related to increase or reduction of share capital or any other amendment of the Bylaws, the issuance of bonds, suppression or limitation of pre-emptive rights to acquire new shares, as well as for transformation, merger, spin-off or transfer end bloc of assets and liabilities or relocation of the registered office abroad will require an absolute majority if, on first call, shareholders holding at least fifty percent (50%) of subscribed voting capital are present in person or by proxy. On second call, the favourable vote of two thirds of the capital present at the General Meeting in person or by proxy will be required when shareholders representing twenty-five percent (25%) or more of subscribed voting capital are present, without reaching fifty percent (50%).

Thus, for this Extraordinary General Meeting, in relation to points 2 and 3 of the Agenda, the resolutions will be approved by simple majority of the shareholders present in person or by proxy at the General meeting.

For point 1 of the Agenda, an absolute majority will be required if, on first call, shareholders holding more than fifty percent (50%) of subscribed capital with voting rights attend in person or by proxy. On second call, the favourable vote of two thirds of the capital present at the General Meeting in person or by proxy will be required when shareholders representing twenty-five percent (25%) or more of subscribed voting capital are present, without reaching fifty percent (50%).

SHAREHOLDERS’ ELECTRONIC FORUM

80.	What is the Shareholders' Electronic Forum and what is its purpose?

The Electronic Forum is a mechanism that allows communication among Bankia Shareholders prior to the holding of the General Meeting. The Forum is not a communications channel between Bankia and its shareholders.

Shareholders that have registered as users of the Forum following the instructions set forth in the Shareholders Electronic Forum section of the website may send messages for publication the purpose of which is, exclusively:

-	Initiatives to achieve a sufficient percentage to exercise the minority rights contemplated by law.

-	Proxy offers or solicitations.

81.	Who can access and use the Forum?

Access to and use of the Forum is reserved exclusively to individual shareholders of Bankia and to the voluntary associations of shareholders that have been validly constituted and are on record in the special registry established for this purpose by the National Securities Market Commission pursuant to the provisions of article 539.4 of the Corporations Act.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

Access to and use of the Forum by registered users is subject to their at all times maintaining status as shareholders of Bankia, or a voluntary association of shareholders.

82.	How can I obtain the password for registering on the Forum?

To register the shareholder must access the "2020 Extraordinary General Meeting of Shareholders" area of the corporate website (www.bankia.com), and in the "Shareholders Electronic Forum" section obtain a password, using any of the following:

-	Electronic national identity card ("DNIe").

-	Electronic User Certificate issued by the Spanish Royal Mint.

Once registered in any of these ways, the shareholder may access the Forum following the instructions for that purpose appearing on the website.

83.	When may the Forum be accessed?

The Forum will be available on the Bank's website upon call of the General Meeting, allowing access and use thereof by shareholders until it is held.

84.	What are the functions of Bankia related to the Forum?

Bankia, as the Administrator the Forum, is responsible, to the extent possible, for ensuring that messages that are sent for publication are consistent with law, the Regulations of the Shareholders’ Electronic Forum and the requirements of good faith, reserving the right to deny inclusion of a message not satisfying these conditions on the Forum or remove it therefrom. In addition, it may eliminate messages posted by shareholders who cease to be shareholders before the corresponding General Meeting is held, and related or linked messages.

Notwithstanding the above, the Forum Administrator has the power, but not the obligation, to control the use of the Forum and its content, which is the sole responsibility of the registered users who create it.

85.	How can I remove something I have published on the Forum?

Users of the Forum that have posted a proposal, initiative or comment and later wish to remove it must so request by way of the contact mailbox. All comments that other users of the Forum have made regarding the eliminated proposal or initiative will also disappear.

ACCESSIBILITY FOR PERSONS WITH DISABILITIES AND ELDERLY PERSONS

86.	Is there assistance in the website to help people with disabilities or the elderly obtain information and exercise their vote?

The information provided on Bankia’s website is accessible to people with any form of disability. The Bankia portal has been programmed using the most advanced techniques and based on the latest accessibility guidelines to ensure there are no barriers to accessibility for all types of users. The measures taken include:

-	Keyboard navigation, without using a mouse.

-	Interpretation of graphic resources so users can understand all the details on the page, including images, tables and other HTML features.

-	Details of link or hyperlink destinations.

FREQUENTLY ASKED QUESTIONS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - DECEMBER 2020

To obtain additional information related to the General Meeting, you may submit your questions to us by way of:

•	Telephone:

-	The General Shareholders Meeting Service Office: +34 91 787 75 75 or +34 91 602 46 75. Hours: Monday to Friday, from 8:00 a.m. to 22:00 p.m.

•	In person:

-	The General Shareholders Meeting Service Office: C/ Pintor Sorolla nº 8, 46002 Valencia. Hours: Monday to Friday, from 9:00 a.m. to 14:00 p.m.

-	The General Shareholders Meeting Service Office: Paseo de la Castellana nº 189, 28046 Madrid. Hours: Monday to Friday, from 9:00 a.m. to 14:00 p.m.

•	Website:

www.bankia.com